EXHIBIT 21.1

                                  SUBSIDIARIES

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                                            JURISDICTION OF
ENTITY                                      INCORPORATION                       OWNER
------                                      -------------                       -----
Adtec Communications, Inc.                       Florida

Call Communications, Inc.                        Virginia

Campus Telephone                                 Texas                  Peoples Telephone Company, Inc.

Central Payphone Services, Inc.                  Georgia                Communications Central Inc.

Communications Central Inc.                      Georgia                Davel Communications Group, Inc.

Communications Central of Georgia, Inc.          Georgia                Communications Central Inc.

ComTel Computer Corporation                      Nevada

Davel Communications Group, Inc.                 Illinois               Davel Financing Co., L.L.C.

Davel Financing Co., L.L.C.                      Delaware               Davel Communications Group, Inc.

Davel Mexico, Ltd.                               Illinois               Davel Communications Group, Inc.

DavelTel, Inc.                                   Illinois               Davel Communications Group, Inc.

Interstate Communications, Inc.                  Georgia                Telaleasing Enterprises, Inc.

InVision Telecom, Inc.                           Georgia                Communications Central Inc.

Jax Pay Phones, Inc.                             Florida

Peoples Acquisition Corp.                        Pennsylvania           Peoples Telephone Company, Inc.

Peoples Collectors, Inc.                         Delaware               Peoples Telephone Company, Inc.

Peoples Telephone Company, Inc.                  New York               Davel Financing Co., L.L.C.

Peoples Telephone Company, Inc. of New           New Hampshire          Peoples Telephone Company, Inc.
Hampshire

Peoples Telephone Company, Inc. of South         South Carolina         Peoples Telephone Company, Inc.
Carolina

PT Merger Corp.                                  Ohio

PTC Cellular, Inc.                               Florida                Peoples Telephone Company, Inc.

PTC Global Link, Inc.                            Florida                Peoples Telephone Company, Inc.

PTC Security Systems, Inc.                       Florida                Peoples Telephone Company, Inc.

Silverado Communications, Inc.                   Colorado               Peoples Telephone Company, Inc.

Southwest Inmate Pay Telephone Systems,          Texas                  Peoples Telephone Company, Inc.
Inc.

T.R.C.A., Inc.                                   Illinois               Davel Communications Group, Inc.

Telaleasing Enterprises, Inc.                    Illinois               Davel Communications Group, Inc.

Telink, Inc.                                     Texas                  Peoples Telephone Company, Inc.

Telink Telephone Systems, Inc.                   Georgia                Peoples Telephone Company, Inc.

Davel de Mexico, S.de R.L.de C.V.                Mexico

Telefonos Publicos de Mexico, S.de R.L.          Mexico
de C.V.
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